KINDERCARE LEARNING CENTERS, INC., as Issuer


                                       and


        HSBC BANK USA (formerly known as Marine Midland Bank), as Trustee


================================================================================


                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of September 1, 1999

                                       to

                                    Indenture
                          Dated as of February 13, 1997


================================================================================


                    9 1/2% Senior Subordinated Notes due 2009

               9 1/2% Series B Senior Subordinated Notes due 2009

          FIRST SUPPLEMENTAL INDENTURE (hereafter, the "First Supplemental Indenture") dated as of September 1, 1999 between KINDERCARE LEARNING CENTERS, INC. (hereinafter, the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, and HSBC BANK USA (formerly known as Marine Midland Bank) (hereinafter, the "Trustee"), a New York banking corporation and trust company.


                              W I T N E S S E T H :


          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of February 13, 1997 (hereinafter, the "Indenture") providing for the issuance of the Company's 9 1/2% Senior Subordinated Notes due 2009 and 9 1/2% Series B Senior Subordinated Notes due 2009 (hereinafter, the "Securities"); and

          WHEREAS, pursuant to Section 901 of the Indenture, the Company may, without the consent of any Holders, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of making any change to the Indenture that does not adversely affect the legal rights of any Holder;

          WHEREAS, the Board of Directors of the Company has authorized the execution of this First Supplemental Indenture and its delivery to the Trustee;

          WHEREAS, the Company has delivered an Opinion of Counsel to the Trustee pursuant to Section 903 of the Indenture; and

          WHEREAS, all other actions necessary to make this First Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;


          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all present and future holders of Securities, as follows:

          Section 1. The definition of "Permitted Investment" in Section 101 of the Indenture shall be amended by adding a new clause (p) as follows:

          '(p) guarantees permitted under Section 1010, provided, however, that the interest on the Indebtedness or other obligation being guaranteed shall be included in the calculation of Consolidated Interest Expense.'

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
          Section 2. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

          Section 3. The Trustee accepts this First Supplemental Indenture and the amendment of the Indenture effected thereby and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture as hereby amended. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

          Section 4. Except as hereby expressly amended, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          Section 5. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          Section 6. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

          Section 7. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

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
          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                       KINDERCARE LEARNING CENTERS, INC.



                                       By: DAN R. JACKSON
                                           -------------------------------------
                                           Dan R. Jackson
                                           Vice President, Financial Control
                                             and Planning


                                       HSBC BANK USA, as Trustee



                                       By: FRANK J. GODINO
                                           -------------------------------------
                                           Frank J. Godino
                                           Vice President

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